UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 15, 2011
Date of Report (Date of earliest event reported)
Marine Drive Mobile Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-145879	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1278 Indiana #301, San Francisco, California 94107
(Address of Principal Executive Offices)
(415) 839-1055
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Officer

On September 15, 2011, Mr. Brent Stafford resigned as Chief Executive Officer of Marine Drive Mobile Corp. (the “Company”).

(c)           Appointment of Officer

On September 15, 2011, the Board of Directors of the Company (the “Board”) appointed Mr. J. Colin MacDonald as Interim Chief Executive Officer of the Company to fill the vacancy created by the resignation of Mr. Stafford.  Since September, 2011, Mr. MacDonald has also served as the Company’s President.

Mr. MacDonald is a Consulting Entrepreneur, having worked throughout North America at board and executive levels for Accenture, Best Buy, ICBC, Oracle, Vancity and Kal Tire.  Mr. MacDonald has over 15 years experience leading organizations through various change initiatives.  He is familiar with mission critical financial systems and high volume transaction processing having been a ‘hands on’ Senior Consultant to the City of Surrey, Central 1, Sears, Shoppers Drug Mart, Yahoo, Rogers and Future Shop.  Mr. MacDonald served as President of Marine Drive Technologies Inc. (“MDT”) beginning in June 2009.  Prior to joining MDT, from 2002 to 2009 Mr. MacDonald served as a consultant with Sierra Systems, TEKsystems, Annex Consulting Group, TP Systems, Teema Consulting Group and Accenture.  Mr. MacDonald is a Certified Scrum Master with a certificate in Computer Music from Carleton University.  In 1989 Mr. MacDonald received his MBA from the University of Western Ontario where he won the A.C.E. Award as Canada’s Youth Entrepreneur of the Year.

We have entered into a Management Contract for Services with Mr. MacDonald in connection with his service as an executive of the Company, the terms of which are incorporated herein by reference to our Current Report on Form 8-K, filed on September 13, 2011.

Except as set forth above, Mr. MacDonald has not previously held any positions with the Company and there have been no related party transactions between Mr. MacDonald and the Company.  Mr. MacDonald has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. MacDonald had or will have a direct or indirect material interest, which have not been disclosed pursuant to Item 402 of Regulation S-K.  Except as set forth above, there is no material plan, contract or arrangement (whether or not written) to which Mr. MacDonald is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. MacDonald, or any grant or award to Mr. MacDonald or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. MacDonald.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Drive Mobile Corp.

Date: September 15, 2011	By:	/s/ J. Colin MacDonald
Name: J. Colin MacDonald
Title: President